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                                                                   EXHIBIT 10(j)



                              EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into to be effective as of the 20th day of July 2001 (the "Effective Date"), between PEERLESS MFG. CO. ("Employer"), and ROY C. CUNY ("Employee"), and amends in part and restates and supersedes in its entirety that certain Employment Agreement between Employer and Employee dated May 26, 2000.

SECTION 1.    EMPLOYMENT.

   1.1 Employment and Term. Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee as Executive Vice President and Chief Operating Officer pursuant to this Agreement. Employee will be employed under this Agreement for a term beginning on the Effective Date and ending on the third anniversary date of the Effective Date, unless Employee's employment is terminated earlier as provided in Section 4 below. Sections 2, 3, and 5 of this Agreement shall survive any termination of Employee's employment with Employer.

   1.2 Duties. At all times during the course of Employee's employment with Employer, Employee agrees to perform the duties associated with such position diligently and to devote all of his business time, attention and efforts to the business of Employer. Employee agrees to comply with the policies, procedures and guidelines established by Employer from time to time. Employee agrees to perform his duties faithfully and loyally and to the best of his abilities, and shall use his best efforts to promote the business of Employer.

   1.3 Supervision. Employee shall perform the duties of employment under the direction and supervision of Employer's Chief Executive Officer.


SECTION 2.    NON-COMPETITION.

         2.1 During Term. During the period of his employment under this Agreement, Employee shall be employed only by Employer and shall not engage in any activity in competition with Employer.

         2.2 After Termination; Non-Competition. Employee agrees that for a period of one (1) year following termination of employment, without regard to the reason for termination, Employee shall not, directly or indirectly, compete with Employer or perform any services for a competitor of Employer, including as an employee, consultant, advisor, owner, partner, participant in a joint venture or corporation, or otherwise. Employee specifically acknowledges that Employer's products are sold in a world market, and that Employee has been engaged with regard to Employer's products and Employer's customers throughout the world without geographic limitation, and accordingly that the non-competition agreement contained in this Section shall apply without geographic limitation.



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SECTION 3.________CONFIDENTIALITY; NONDISPARAGEMENT; CONFLICT OF INTEREST.

   3.1   Confidentiality.

                  (a) In the course of his employment with Employer, Employee has received and may receive or have access in the future to commercially valuable, confidential or proprietary information ("Confidential Information"). Confidential Information means all information, whether oral or written, previously or hereafter developed, acquired or used by Employer and relating to the business of Employer that is not generally known to others in Employer's area of business, including without limitation (i) any trade secrets, work product, processes, analyses or know-how of Employer; (ii) Employer's advertising, product development, strategic and business plans and information, including customer and prospect lists; (iii) the prices at which Employer has sold or offered to sell its products or services; and (iv) Employer's financial statements and other financial information.

                  (b) Employee acknowledges and agrees that the Confidential Information is and shall be the sole and exclusive property of Employer. Employee shall not use any Confidential Information for his own benefit or disclose any Confidential Information to any third party (except in the course of performing his authorized duties for Employer under this Agreement), either during or subsequent to his employment with Employer.

                  (c) Specifically, Employee agrees that, except as expressly authorized in writing by Employer, or as may be required by law or court order, Employee shall (i) not disclose Confidential Information to any third party, (ii) not copy Confidential Information for any reason, and (iii) not remove Confidential Information from Employer's premises. Upon termination of his employment with Employer, Employee shall promptly deliver to the Employer all Confidential Information, including documents, computer disks and other computer storage devices and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or otherwise relating in any way to the Employer's business that are in his possession or under his control.

                  (d) Employee acknowledges that Employee's violation or attempted violation of this Section 3.1 will cause irreparable damage to Employer or its affiliates, and Employee therefore agrees that Employer shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on his behalf. Employer's right to injunctive relief will be cumulative and in addition to any other remedies provided by law or equity.

   3.2. Covenant of Nondisparagement. In consideration of this Agreement and the Other Agreements, Employee agrees and promises that, during the term of and at all times after the termination of this Agreement (regardless of whether Employee is terminated without Cause, for Cause, voluntarily resigns or otherwise), not to make any libelous, disparaging or otherwise injurious statements about or concerning Employer or any of its affiliates, their officers, employees or representatives. Such prohibited statements include any statement that is injurious to the business or business reputation of any of the Employer, its affiliates or their employees or representatives, but does not include reasonable statements of disagreement that Employee makes for the purpose of protecting or enforcing any of his rights or interests hereunder or defending against any claim or claims of Employer, so long as such statements are not slanderous or libelous and are delivered in terms as would ordinarily be considered customary and appropriate.

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   3.3. Conflict of Interest. Employee agrees that during the term of this
Agreement without the prior approval of the Board of Directors of Employer, Employee shall not engage, either directly or indirectly, in any activity which may involve a conflict of interest with Employer or its affiliates (a "Conflict of Interest"), including ownership in any supplier, contractor, subcontractor, customer or other entity with which Employer does business (other than as a shareholder of less than one percent of a publicly traded class of securities) or accept any material payment, service, loan, gift, trip, entertainment or other favor from a supplier, contractor, subcontractor, customer or other entity with which Employer does business and that Employee shall promptly inform the Chief Executive Officer or the Board of Directors of Employer as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

SECTION 4.    TERMINATION.

   4.1   Termination by Employer.
         -----------------------

                  (a) Employer may terminate Employee's employment without Cause upon no less than sixty (60) days prior written notice of termination to Employee. In the event of any such termination without Cause, Employer shall pay Employee as severance compensation, a lump sum payment in an amount equal to one hundred fifty percent (150%) of Employee's then current base salary annualized. In the event of any such termination without Cause, except as aforesaid, Employer shall have no other obligations to pay any base salary or bonus or provide for any benefits to Employee after the effective date of such termination.

                  (b) Employer may discharge Employee for Cause at any time without prior notice. In the event of any such termination for Cause, Employer's obligations to pay any base salary or bonus or provide for any benefits to Employee shall terminate immediately upon the effective date of such termination.

                  (c) As used herein, "Cause" shall mean any of the following:

                           (i) the conviction of Employee by a court of competent jurisdiction of any felony or crime involving moral turpitude;

                           (ii) commission by Employee of an intentional
                  material act of fraud to his pecuniary benefit in connection with his duties or in the course of his employment with Employer, as reasonably determined by Employer's Board of Directors; or

                           (iii) the intentional and continued failure by
                  Employee to substantially perform his duties hereunder, or the intentional wrongdoing by Employee resulting in material injury to Employer. No act, or failure to act, on the part of Employee shall be deemed "intentional" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interests of Employer.

   4.2 Termination by Employee. Employee may resign from Employee's employment hereunder (whether for voluntary retirement or otherwise) upon no less than sixty (60) days prior written notice of resignation to Employer. If Employee voluntarily resigns from his employment with Employer during the term hereof (whether for voluntary retirement or otherwise),


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Employer's obligations to pay any base salary or bonus or provide for any benefits shall terminate immediately upon the effective date of such resignation. Upon retirement, Employee shall be entitled to all benefits (if any) provided by Employer in the ordinary course to other executive officers of Employer at comparable retirement age.

   4.3 Termination on Death of Employee. This Agreement shall terminate automatically upon the death of Employee and all rights of Employee, his heirs, executors and administrators to salary, bonus or benefits shall terminate immediately, except as otherwise provided in Employer's benefits plans in effect at such time.

   4.4 Termination by Disability. Employer may terminate Employee's employment hereunder upon Employee becoming Disabled (as defined below). Upon such termination, Employer shall pay Employee a lump sum payment in an amount equal to fifty percent (50%) of Employee's then current base salary annualized, and Employee shall be entitled to all other disability benefits then in effect (if any) provided by Employer to all other executive officers of Employer. For purposes of this Agreement, "Disabled" means any mental or physical impairment lasting more than 180 consecutive or non-consecutive calendar days that prevents Employee from performing the essential functions of his position with or without reasonable accommodation as determined by a physician mutually agreeable to Employee and Employer. Employee agrees to submit to appropriate medical examinations and authorize his physicians to release medical information necessary to determine whether Employee is Disabled for purposes of this Agreement.

SECTION 5.    MISCELLANEOUS.

   5.1 Notice. Any notice required or permitted under this Agreement must be in writing and shall be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

                  if to Employer:
                                           Peerless Mfg. Co.
                                           2819 Walnut Hill Lane
                                           Dallas, Texas  75229
                                           Attn:  Chairman, Board of Directors

                  if to Employee:
                                           Roy C. Cuny
                                           4716 Lakeside
                                           Colleyville, Texas  76034

   5.2 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. Except as otherwise provided herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, except that Employer shall require any successor, and any corporation or other person which is in control of such successor, to all or substantially all of the business and/or assets of Employer (by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by Employer. As used in this Agreement, "Employer" shall mean Employer as herein before defined and any successor to its business and/or all or part of its assets as aforesaid which



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executes and delivers the assumption agreement provided for in this Section 5.2 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

   5.3 Tax Treatment. In the event that the total compensation paid to Employee, taking into account all cash payments under the Other Agreements or otherwise, shares of stock, accelerated vesting of stock options, and bonuses, if any, is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then Employer shall pay to Employee, in addition to the total compensation paid to Employee, but without duplication, an additional amount which, after reduction for income taxes and excise taxes on such additional amount, is sufficient to provide for the payment of any excise tax that may be due by Employee on the total compensation paid by Employer to Employee.

   5.4 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

   5.5 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

   5.6 Amendment and Waiver. The provisions of this Agreement may be amended or waived only by written agreement of Employer and Employee, and no course of conduct, failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

   5.7 Severability. Employee acknowledges that his obligations under Section
2.1 are a material inducement and condition to Employer's entering into this Agreement and the Other Agreements (as defined in Section 5.10 below). Employee acknowledges and agrees that the restrictions set forth in Section 2.1 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of Employer, and Employee agrees that Employer is justified in believing the foregoing. Any provision or portion of a provision of this Agreement that is held to be invalid or unenforceable will be severable, and this Agreement will be construed and enforced as if such provision, or portion thereof, did not comprise a part hereof, and the remaining provisions or portions of provisions will remain in full force and effect. In lieu of each invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

   5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

   5.9 Disputes. The parties to this Agreement agree that in the event there is a dispute or controversy between them that cannot be settled through direct discussions, it is in the best interests of all for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution as practicable. Consequently, any such dispute, controversy or claim between the parties to this Agreement will not be litigated, but instead will be resolved by arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will be before one neutral arbitrator and will proceed under the Expedited Procedures of said Rules. The arbitration will be held in Dallas, Texas, or such other place as may be selected by mutual agreement. The arbitrator will have the discretion to order a prehearing exchange of information by the parties, and to set limits for both the scope and time period of such exchange. All issues regarding exchange requests will be decided by the


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arbitrator. Neither party nor the arbitrators may disclose the existence, content or results of any arbitration hereunder, unless required to do so by court or regulatory order, without the prior written consent of both parties. Fees and expenses of the arbitration itself will be borne by the parties equally. The arbitrator will also be authorized to award to the prevailing party all or that fraction of its reasonable costs and fees as are deemed equitable. Notwithstanding the foregoing, Employee acknowledges that Employee's violation or attempted violation of Section 2 or 3 above will cause irreparable damage to Employer or its affiliates, and Employee therefore agrees that Employer shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or others acting on his behalf. Employer's right to injunctive relief will be cumulative and in addition to the arbitration provisions of this
Section 5.9.

   5.10 Entire Agreement. This Agreement and that certain Agreement, of even date herewith, between Employer and Employee regarding certain agreements effective upon a "Change-in-Control" (as defined therein) and that certain Agreement, of even date herewith, between Employer and Employee regarding certain bonus payments effective upon a "Sale of the Company" (as defined therein) (such two agreements being the "Other Agreements") embody the complete agreement between Employer and Employee regarding the subject matter hereof and the same supersede all prior agreements or understandings, whether oral, written or otherwise, between the parties hereto that may have related in any way to the subject matter hereof.



                                     EMPLOYER:

                                     PEERLESS MFG. CO.


                                     /s/
                                     ------------------------------------------
                                     Sherrill Stone,
                                     Chairman of the Board,
                                     Chief Executive Officer and President


                                     EMPLOYEE:


                                     /s/
                                     ------------------------------------------
                                     Roy C. Cuny


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